                         HOME LOAN FINANCIAL CORPORATION
                                 401 MAIN STREET
                           COSHOCTON, OHIO 43812-1580
                                 (740) 622-0444

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 2000 Annual Meeting of Shareholders of Home Loan Financial Corporation (the "Company") will be held at the offices of the Company at 401 Main Street, Coshocton, Ohio, on October 10, 2000, at 4:30 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         1. To elect five directors of the Company for terms expiring in 2001;

         2. To ratify the selection of Crowe, Chizek and Company LLP as the auditors of the Company for the current fiscal year; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of the Company of record at the close of business on August 28, 2000, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                          By Order of the Board of Directors



Coshocton, Ohio                           Robert C. Hamilton
September 6, 2000                         Chairman

                         HOME LOAN FINANCIAL CORPORATION
                                 401 MAIN STREET
                           COSHOCTON, OHIO 43812-1580
                                 (740) 622-0444

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed proxy (the "Proxy") is being solicited by the Board of Directors of Home Loan Financial Corporation (the "Company") for use at the 2000 Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 401 Main Street, Coshocton, Ohio, on October 10, 2000, at 4:30 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by executing a later dated proxy which is received by the Company before the Proxy is exercised or by giving notice of revocation to the Company in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke the Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

         FOR the reelection of Neal J. Caldwell, Charles H. Durmis, Robert C. Hamilton, Robert D. Mauch and Douglas L. Randles as directors of the Company for terms expiring in 2001; and

         FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe, Chizek") as the auditors of the Company for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of the Company and The Home Loan Savings Bank (the "Bank"), in person or by telephone, telegraph or mail only for use at the Annual Meeting. The Proxy will not be used for any other meeting. The cost of soliciting Proxies will be borne by the Company.

         Only shareholders of record as of the close of business on August 28, 2000 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. The Company's records disclose that, as of the Voting Record Date, there were 1,882,093 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of the Company on or about September 11, 2000.

                                  VOTE REQUIRED

         Under Ohio law and the Company's Code of Regulations (the "Regulations"), the five nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares held by a nominee for a beneficial owner that are represented in person or by proxy but not voted and shares as to which the authority to vote is withheld ("non-votes") are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the Proxy is signed and dated by the shareholder but no vote or instruction to abstain is specified thereon, however, the shares held by such shareholder will be voted FOR the nominees specified on the Proxy.

         The affirmative vote of the holders of a majority of the common shares of the Company represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe, Chizek as the auditors of the Company for the current fiscal year. The effect of an abstention or a non-vote is the same as a vote against the ratification of the selection of Crowe, Chizek as the auditors of the Company for the current fiscal year. If the Proxy is signed and dated by the shareholder but no vote or instruction to abstain is specified thereon, however, the shares held by such shareholder will be voted FOR the ratification of the selection of Crowe, Chizek as the auditors of the Company for the current fiscal year.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the only persons, other than directors and executive officers of the Company, known to the Company to own beneficially more than five percent of the outstanding common shares of the Company as of August 28, 2000:

                                                    Amount and Nature of                          Percent of
Name and Address                                    Beneficial Ownership                      Shares Outstanding
----------------                                    --------------------                      ------------------
Home Loan Financial Corporation Employee
  Stock Ownership Plan                                     239,314 (1)                               12.72%
1201 Broadway
Quincy, Illinois 62301

-------------------------

(1) Consists of the shares held by First Bankers Trust Company, N.A., as the Trustee for the Home Loan Financial Corporation Employee Stock Ownership Plan (the "ESOP"). The Trustee has voting power over shares that have not been allocated to an ESOP participant and shares that have been allocated to an ESOP participant but as to which no voting instructions are given by the participant. The Trustee has limited investment power over all ESOP shares. As of August 28, 2000, 62,589 shares had been allocated to the accounts of ESOP participants.

         The following table sets forth certain information regarding the number of common shares of the Company beneficially owned by each director and by all directors and executive officers of the Company as a group as of August 28, 2000:

                                                          Amount and Nature of                   Percent of
Name and Address (1)                                    Beneficial Ownership (2)             Shares Outstanding
--------------------                                    ------------------------             ------------------
Neal J. Caldwell                                               40,294 (3)                            2.14%
Charles H. Durmis                                              36,294 (4)                            1.92
Robert C. Hamilton                                             79,646 (5)                            4.18
Robert D. Mauch                                                96,303 (6)                            5.10
Douglas L. Randles                                             40,898 (7)                            2.17
All directors and executive officers of the
   Company as a group (6 people)                              331,127 (8)                           17.17

----------------------------

(1) Each of the persons listed in this table may be contacted at the address of the Company.

(2) All shares are owned directly with sole voting and investment power unless otherwise indicated by footnote.

(3) Includes 5,000 shares as to which Mr. Caldwell shares voting and investment power, 899 shares held in the Home Loan Financial Corporation Recognition and Retention Plan (the "RRP") to be distributed to Mr. Caldwell on October 13, 2000, and 4,496 shares that may be acquired upon the exercise of options.

(4) Includes 15,000 shares as to which Mr. Durmis shares voting and investment power, 899 shares held in the RRP, to be distributed to Mr. Durmis on October 13, 2000, and 4,496 shares that may be acquired upon the exercise of options.

(5) Includes 19,300 shares as to which Mr. Hamilton shares voting and investment power, 13,872 shares allocated to Mr. Hamilton's ESOP account, with respect to which Mr. Hamilton has voting but not investment power, 4,496 shares held in the RRP to be distributed to Mr. Hamilton on October 13, 2000, and 22,482 shares that may be acquired upon the exercise of options.

(6) Includes 550 shares as to which Mr. Mauch shares voting and investment power, 899 shares held in the RRP to be distributed to Mr. Mauch on October 13, 2000, 4,496 shares that may be acquired upon the exercise of options, and 75,358 shares held as Trustee of the RRP. The 75,358 shares held as RRP Trustee includes the shares to be distributed to directors and executive officers on October 13, 2000.

(7) Includes 16,079 shares as to which Mr. Randles shares voting and investment power, 899 shares held in the RRP to be distributed to Mr. Randles on October 13, 2000, and 4,496 shares that may be acquired upon the exercise of options.

(8) Includes 15,000 shares as to which an executive officer shares voting and investment power, 8,065 shares allocated to such executive officer's ESOP account, with respect to which such executive officer has voting but not investment power, 1,420 shares held in the RRP to be distributed to such executive officer on October 13, 2000, and 6,400 shares that may be acquired upon the exercise of options. Although all of the shares held in the RRP are deemed to be held by Mr. Mauch as Trustee of the RRP, all of the shares held in the RRP are counted only once in determining the total number of shares owned by all directors and executive officers as a group.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of five persons. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors. A nomination by a shareholder must be submitted in writing to the Secretary of the Company and received by the Secretary not later than the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. A nomination by a shareholder for the election of directors at a special meeting of shareholders must be submitted in writing and received by the Secretary of the Company not later than the close of business on the seventh day following the day on which notice of such special meeting was mailed to shareholders. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of the Company owned either beneficially or of record by the nominee and the length of time such shares have been so owned. No nominations have been submitted by shareholders for the Annual Meeting.

         The Board of Directors proposes the reelection at the Annual Meeting of the following persons to terms which will expire in 2001:

                                                                                    Director of          Director of
                                                                                    the Company           The Bank
Name                        Age (1)     Position(s) held                              Since(2)              Since
----                        -------     ----------------                            -----------          -----------
Neal J. Caldwell               56       Director                                        1997                 1989
Charles H. Durmis              37       Director                                        1997                 1996
Robert C. Hamilton             57       Director, President and Chairman                1997                 1982
Robert D. Mauch                49       Director                                        1997                 1989
Douglas L. Randles             55       Director                                        1997                 1992

-----------------------------

(1)      As of September 1, 2000.

(2) Each director became a director of the Company in connection with the conversion of the Bank from mutual to stock form and the formation of the Company as the holding company for the Bank.


         If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

         Neal J. Caldwell. Mr. Caldwell has practiced veterinary medicine in Coshocton, Ohio, since 1972 and is an owner and operator of Coshocton Veterinary Clinic.

         Charles H. Durmis. Since 1994, Dr. Durmis has practiced general surgery and has maintained an office in Coshocton, Ohio. From 1990 to 1994, Dr. Durmis was a resident in general surgery at Brentwood Hospital in Warrensville Heights, Ohio.

         Robert C. Hamilton. Mr. Hamilton was employed by the Bank in 1981 as the Secretary, the Treasurer and the managing officer and has served as the President of the Bank since 1983. Mr. Hamilton has worked in banking for the past 40 years.

         Robert D. Mauch. Mr. Mauch, a Certified Public Accountant, has provided accounting, payroll and tax counseling services through Robert D. Mauch, CPA, Inc., located in Coshocton, Ohio, since 1988.

         Douglas L. Randles. Mr. Randles is the President of L.W. Randles Cheese, Inc., located in Warsaw, Ohio. Mr. Randles has been employed by L.W. Randles Cheese, Inc., since 1969.

MEETINGS OF DIRECTORS

         The Board of Directors of the Company met ten times for regularly scheduled and special meetings during the fiscal year ended June 30, 2000. The Board of Directors of the Bank met twelve times for regularly scheduled and special meetings during the fiscal year ended June 30, 2000.

COMMITTEES OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee. The Company has no Compensation Committee and the entire Board of Directors serves as a nominating committee.

         The Audit Committee is comprised of Mr. Caldwell, Mr. Durmis, Mr. Mauch and Mr. Randles. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met twice during the year ended June 30, 2000.

         The Board of Directors of the Bank has Executive, Executive Compensation, Compensation and Audit Committees. The entire Board of Directors serves as a nominating committee.

         The Executive Committee is comprised of Mr. Hamilton, Mr. Caldwell and Mr. Mauch. The Executive Committee has all of the authority of the Board of Directors, except for certain matters that by statute may not be delegated by the Board of Directors. The Executive Committee meets regularly before each meeting of the Board of Directors and may act in those cases where it is not feasible to convene a special meeting of the full Board of Directors. The Executive Committee met twelve times during the year ended June 30, 2000.

         The Executive Compensation Committee is comprised of Mr. Caldwell, Mr. Durmis, Mr. Mauch and Mr. Randles. The Executive Compensation Committee determines the compensation of Mr. Hamilton. The Executive Compensation Committee met twice during the year ended June 30, 2000.

         The Compensation Committee is comprised of Mr. Hamilton, Mr. Caldwell and Mr. Mauch. The function of the Compensation Committee is to determine compensation for the Bank's employees, other than Mr. Hamilton, and to make decisions regarding employee benefits and related matters. The Compensation Committee met twice during the year ended June 30, 2000.

         The Audit Committee is comprised of Mr. Caldwell, Mr. Durmis, Mr. Mauch and Mr. Randles. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met once during the year ended June 30, 2000.


                               EXECUTIVE OFFICERS

         Mr. Hamilton is the President and Chief Executive Officer of the Company. Preston W. Bair serves as the Secretary, the Treasurer and the Chief Financial Officer of the Company. Mr. Bair has served as Secretary and Treasurer of the Bank since 1994. Prior to 1994, Mr. Bair, a Certified Public Accountant, was a shareholder of Brott Mardis & Co., located in Akron, Ohio.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Bank to Robert C. Hamilton, the President of the Company and the Bank, for the fiscal years ended June 30, 2000, 1999 and 1998. No other executive officer of the Company earned salary and bonus in excess of $100,000 during fiscal 2000.

                           Summary Compensation Table

                           ------------------------------------------------------------------------------------------------
                               Annual Compensation (1)                  Long-Term Compensation
                           ----------------------------------------------------------------------------------
                                                                         Awards                   Payouts
---------------------------------------------------------------------------------------------------------------------------
 Name and           Year      Salary ($)    Bonus ($)(2)   Restricted Stock  Securities Underlying   LTIP       All Other
 principal                                                      Awards           Options/SARS       Payoffs    Compensation
 position                                                         ($)                 (#)             ($)          ($)
---------------------------------------------------------------------------------------------------------------------------
Robert C. Hamilton  2000        $169,500 (3)  $82,500                --              --                  --      $33,882 (4)
President           1999         167,000 (3)   82,500           262,815 (5)      56,206                  --       49,879 (4)
                    1998         158,000 (3)   72,159                --              --            $182,014(6)    37,613 (4)
---------------------------------------------------------------------------------------------------------------------------

(1) Does not include amounts attributable to miscellaneous benefits. The cost to the Bank of providing such miscellaneous benefits was less than 10% of Mr. Hamilton's total salary and bonus.

(2) Consists of payments pursuant to the Profit Sharing Plan (hereinafter defined).

(3)      Includes directors' fees of $2,000.

(Footnotes continued on next page)

(4)      Consists of the contribution to Mr. Hamilton's ESOP account.

(5) On October 13, 1998, Mr. Hamilton was awarded 22,482 common shares pursuant to the RRP. Mr. Hamilton paid no consideration for such shares. The award will be earned and non-forfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning October 13, 1999, assuming continued employment with, or service on the Board of Directors of, the Company or the Bank. On October 13, 1998, the market price of the shares awarded to Mr. Hamilton, determined based on the last trade price for the Company's shares on the Nasdaq SmallCap Market ("Nasdaq") on such date, was $11.69 per share, and the aggregate market value of such shares was $262,815. At June 30, 2000, the market price for a Company share was $6.75, as reported by Nasdaq, and the aggregate market value of the shares awarded to Mr. Hamilton was $151,754. In addition, dividends, the return of capital and other distributions on such shares and earnings thereon will be distributed to Mr. Hamilton according to the vesting schedule.

(6) In 1994, the Bank entered into an agreement with Mr. Hamilton (the "Equity Appreciation Agreement") which provided for the payment to Mr. Hamilton of an amount equal to 5% of the Bank's increase in equity over a five-year period ending June 30, 1998. Expense recorded relating to the Equity Appreciation Agreement was $36,014 for the year ended June 30, 1998. The Equity Appreciation Agreement was terminated effective February 28, 1998, resulting in a payment of $182,014 to Mr. Hamilton.


EMPLOYMENT AGREEMENT

         The Bank has an employment agreement with Robert C. Hamilton (the "Employment Agreement"). The Employment Agreement provides for a term of three years, a salary of not less than $170,000 and performance reviews by the Board of Directors not less often than annually, at which time the Employment Agreement may be extended for a period of one year. The Employment Agreement was extended January 1, 2000. The Employment Agreement also provides for the inclusion of Mr. Hamilton in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with the Bank's prevailing policies.

         The Employment Agreement is terminable by the Bank at any time. In the event of termination by the Bank for "just cause," as defined in the Employment Agreement, Mr. Hamilton will have no right to receive any compensation or other benefits pursuant to the Employment Agreement for any period after such termination. In the event of termination by the Bank other than for just cause or in connection with a "change of control," as defined in the Employment Agreement, Mr. Hamilton will be entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Hamilton becomes employed full-time by another employer.

         Under certain conditions set forth in the Employment Agreement, if Mr. Hamilton's employment is terminated within one year of a "change of control," he will be entitled to payment of an amount equal to three times his annual compensation immediately preceding the termination of his employment. In addition, Mr. Hamilton will be entitled to continued coverage under the Bank's benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum that Mr. Hamilton may receive, however, is limited to an amount that will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.

PENSION PLAN

         The Bank maintains a defined benefit pension plan administered by the Financial Institutions Retirement Fund (the "Pension Plan"). Employees become eligible to participate in the Pension Plan following one year of service and attainment of age 21. Participants must accrue 1,000 hours of service in each calendar year in order to accrue benefits for that year. Participants become 100% vested upon completion of five years of service or upon reaching age 65. Upon retirement, vested participants are entitled to annual benefits equal to 1% multiplied by the number of years for which the employee was a participant in the Pension Plan, not to exceed 25 years, multiplied by the average of the highest five consecutive years of the participant's annual salary.

         The Bank's cost related to the Pension Plan is determined annually according to actuarial computations. The Bank recognizes pension expense equal to contributions made to the Pension Plan. Contributions of $17,888 and $83,483 were made for the years ended June 30, 2000 and 1998. No contribution was required in the year ended June 30, 1999.

         On August 8, 2000, the Board of Directors of the Bank voted to terminate the Pension Plan effective September 1, 2000.

PROFIT SHARING PLAN

         The Bank has a non-qualified profit sharing plan covering officers of the Bank (the "Profit Sharing Plan"). Up to 10% of pretax income, excluding nonrecurring items and extraordinary gains or losses not related to operations and before deductions of awards under the Profit Sharing Plan, will be contributed by the Bank annually, if a specified return on assets is achieved for the year. The total contribution is allocated to the Bank's officers based upon percentages established by the Board of Directors.

STOCK OPTION PLAN

         At the 1998 Annual Meeting of the Shareholders of the Company, the shareholders approved the Stock Option Plan. The Board of Directors of the Company reserved 224,850 common shares for issuance by the Company upon the exercise of options to be granted to certain directors, officers and employees of the Company and the Bank from time to time under the Stock Option Plan. Options to purchase 180,170 common shares of the Company have been awarded pursuant to the Stock Option Plan.

         The following table sets forth information regarding the number and value of unexercised options held by Mr. Hamilton at June 30, 2000:


                                 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values
                           ----------------------------------------------------------------------------------------------
                                                            Number of Securities Underlying       Value of Unexercised
                             Shares                             Unexercised Options/SARs        In-the-Money Options/SARs
                           Acquired on        Value                   at 6/30/00                    at 6/30/00 ($)(1)
Name                       Exercise (#)      Realized          Exercisable/Unexercisable        Exercisable/Unexercisable
----                       ------------      --------       -------------------------------     -------------------------
Robert C. Hamilton             -0-             N/A                   11,241/44,965                         N/A

-------------------------

(1) On June 30, 2000, the fair market value of the unexercised options did not exceed the $7.69 exercise price of the options.


RECOGNITION AND RETENTION PLAN AND TRUST

         At the 1998 Annual Meeting of the Shareholders of the Company, the shareholders of the Company approved the RRP. With funds contributed by the Bank, the RRP has purchased 89,930 shares of the Company. Awards entitling recipients to 4,000 shares were awarded to two new employees of the Bank during fiscal year 2000. As of June 30, 2000, a total of 76,866 shares have been awarded to directors, executive officers, and employees of the Company and the Bank. The awards have a five year vesting schedule.

EMPLOYEE STOCK OWNERSHIP PLAN

         The Company established the ESOP for the benefit of employees of the Company and its subsidiaries, including the Bank, who are age 21 or older and who have completed at least one year of service with the Company and its subsidiaries. The ESOP purchased 179,860 common shares of the Company in connection with mutual to stock conversion of the Bank. The purchase price was financed with a loan from the Company to the ESOP. As the loan is repaid, shares are allocated to the accounts of participating employees pro rata on the basis of compensation. As of August 28, 2000, 62,589 of the common shares held in the ESOP Trust had been allocated to the accounts of participants.

DIRECTOR COMPENSATION

         Each director of the Company receives $2,000 per year. Each director of the Bank, except Mr. Hamilton, currently receives a retainer of $10,800 per year and $500 per full Board of Directors meeting attended. Members of the Bank's Executive Committee receive $250 per Executive Committee meeting attended.

CERTAIN TRANSACTIONS WITH THE BANK

         The Bank makes loans to executive officers and directors of the Bank in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those generally available to the Bank's customers. All outstanding loans to executive officers and directors comply with such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.


              PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected Crowe, Chizek as the auditors of the Company for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Crowe, Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         In order for a shareholder proposal to be eligible to be included in the proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders, the proposal must be received by the Company no later than May 14, 2001. If a shareholder intends to present a proposal at the 2001 Annual Meeting of Shareholders but the Company does not receive notice of the proposal until after May 14, 2001, the Company is not required to include the proposal in the proxy statement or form of proxy. If the shareholder gives notice of such a proposal to the Company before July 28, 2001, however, and the Company does not address the proposal in the proxy statement, the Company's management proxies for the 2001 Annual Meeting will not confer discretionary authority to vote upon the proposal. If the Company does not have notice of such a proposal before July 28, 2001, the Company's management proxies will confer discretionary authority to vote upon the proposal without addressing the proposal in the proxy statement.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                        By Order of the Board of Directors


Coshocton, Ohio                         Robert C. Hamilton
September 6, 2000                       Chairman

                                 REVOCABLE PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS OF HOME
                           LOAN FINANCIAL CORPORATION.

                         HOME LOAN FINANCIAL CORPORATION
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 10, 2000

         The undersigned shareholder of Home Loan Financial Corporation ("HLFC") hereby constitutes and appoints Robert C. Hamilton and Neal J. Caldwell, or either one of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of HLFC to be held at the main office of HLFC, 401 Main Street, Coshocton, Ohio 43812, on October 10, 2000, at 4:30 p.m. local time (the "Annual Meeting"), all of the shares of HLFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.       The election of five directors for terms expiring in 2001:

            FOR all nominees                    WITHHOLD authority to
            listed below                        Vote for all nominees
            (except as marked to the            Listed below:
               contrary below):

             Neal J. Caldwell Charles H. Durmis Robert C. Hamilton
                       Robert D. Mauch Douglas L. Randles

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).


--------------------------------------------------------------------------------
         IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

2. The ratification of the selection of Crowe, Chizek and Company LLP as the auditors of HLFC for the current fiscal year.


             FOR                  AGAINST                   ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2000 Annual Meeting of Shareholders of HLFC and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


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Signature                                   Signature


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Print or Type Name                          Print or Type Name


Dated:                                      Dated:
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PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO
POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.